Exhibit 10.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDED AND RESTATED PURCHASE AGREEMENT

This Amended and Restated Purchase Agreement (the “Agreement”) is made as of April 28, 2017, by and among National Oilwell Varco, L.P., acting through its mobile rig group, a Delaware limited partnership, having an office at 10353 Richmond Avenue, Houston, Texas 77042 (“NOV” or “Seller”), Ranger Energy Services, LLC, a Delaware limited liability company, having an office at 800 Gessner, Suite 1000, Houston, Texas 77024 (“Ranger” or “Buyer”), Ranger Energy Leasing, LLC, a Delaware limited liability company, having an office at 800 Gessner, Suite 1000, Houston, Texas 77024 (“Ranger Leasing”), and, for the limited purposes of Section 10 hereof, Ranger Energy Services, Inc., a Delaware corporation, having an office at 800 Gessner, Suite 1000, Houston, Texas 77024 (“Parent”). “Party” means either Ranger, Ranger Leasing, Parent or NOV, and “Parties” means Ranger, Ranger Leasing, Parent and NOV.

WITNESSETH:

WHEREAS, Ranger and NOV entered into that certain Purchase Agreement, dated as of February 22, 2017, as amended by that certain Amendment No. 1 to Purchase Agreement dated March 9, 2017 (together, the “Original Purchase Agreement”);

WHEREAS, the Parties desire to enter into this Agreement in order to amend and restate in its entirety the Original Purchase Agreement, as provided herein, to evidence Ranger’s purchase of two (2) mobile rigs, including auxiliaries, and to evidence Ranger Leasing’s desire to buy from NOV, and NOV’s desire to sell to Ranger Leasing, an additional twenty eight (28) mobile rigs, including auxiliaries, on the terms and conditions hereinafter set forth;

WHEREAS, two (2) mobile rigs have already been delivered to Ranger pursuant to the terms of the Original Purchase Agreement; and

WHEREAS, by execution of this Agreement, Ranger will assign the right and obligation to purchase the additional twenty eight (28) rigs that have not yet been sold or delivered pursuant to the terms of the Original Purchase Agreement, to Ranger Leasing, and Ranger Leasing will subsequently lease them to Ranger.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, it is agreed by and among the Parties hereto as follows:

1.                                      Ranger hereby assigns its right and obligation to purchase the additional twenty eight (28) rigs that have not yet been sold or delivered pursuant to the terms of the Original Purchase Agreement to Ranger Leasing.  As of the date of this Agreement and per the terms of the Original Purchase Agreement two (2) mobile rigs have been delivered by NOV to Ranger as described in Summary of Deliverables attached hereto as Exhibit “A”.  Ranger Leasing hereby agrees to purchase an additional twenty eight (28) mobile rigs with accessories as described in Summary of Deliverables attached hereto as Exhibit “A” (each mobile rig with accessories shall be referred to as a “Mobile Rig Package” and all Mobile Rig Packages shall collectively be referred to as the “Equipment”).

2.                                      Each of the Mobile Rig Packages shall be delivered FCA, NOV’s facility, Victoria, Texas USA (in accordance with INCOTERMS 2010) within 2017 on dates to be mutually agreed. Ranger, Ranger Leasing and NOV agree that neither liquidated damages nor early delivery bonuses shall be assessed under this Agreement for the late or early delivery of the Equipment. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ELSEWHERE, DELIVERY DATES ARE APPROXIMATE, AND NOV SHALL HAVE NO LIABILITY FOR DAMAGES ARISING OUT OF A FAILURE TO KEEP THE DELIVERY DATE, REGARDLESS OF THE LENGTH OF THE DELAY AND REGARDLESS OF CAUSE (AS DEFINED IN SECTION 14).  In the event NOV becomes aware of any potential delay beyond the agreed-upon delivery dates, NOV shall promptly notify Ranger Leasing on a priority basis of such delay and its anticipated plan for addressing such delay.  NOV shall use reasonable efforts to devote sufficient time and effort and to allocate sufficient personnel resources as may be required for the manufacture, assembly and testing of the Equipment within the time periods mutually agreed.

3.                                      The total cumulative price for the Equipment is ***** United States Dollars (US $*****) (the “Purchase Price”), as set forth in the Summary of Deliverables attached hereto as Exhibit “A”.

4.                                      The Purchase Price shall be paid as follows:

a)    Prior to the date hereof, for the two (2) Mobile Rig Packages purchased by Ranger, Ranger paid *****.

b)    On or around the date hereof, ***** for the twenty eight (28) Mobile Rig Packages purchased by Ranger Leasing, Ranger Leasing paid *****.

c)     Following the date hereof, Ranger Leasing shall pay the following additional amounts for the twenty eight (28) Mobile Rig Packages purchased by Ranger Leasing: *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.                                      The Parties agree that this Agreement is subject to and governed by National Oilwell Varco, L.P. and its Affiliates Terms and Conditions for the Provision of Equipment, Parts, Services or Rental attached hereto as Exhibit “B”.

6.                                      Subject to NOV’s rights under the Security Agreement, as amended, attached as Exhibit “C”, title to each Mobile Rig Package shall pass to Ranger or Ranger Leasing, as applicable, upon delivery FCA, NOV’s facility, Victoria, Texas USA (in accordance with INCOTERMS 2010) of the relevant Mobile Rig Package. Risk of loss or damage for each Mobile Rig Package shall pass to Ranger or Ranger Leasing, as applicable, upon delivery FCA, NOV’s facility, Victoria, Texas USA (in accordance with INCOTERMS 2010) of the relevant Mobile Rig Package.

7.                                      Contemporaneously with the execution of this Agreement and as a condition to NOV’s performance hereunder, to secure payment under this Agreement, Ranger and Ranger Leasing, as applicable, shall provide a first priority and cross-collateralized security interest in and to all Mobile Rig Packages, all components thereof and the proceeds thereof, in the form of Exhibit “C” hereto, and Ranger and Ranger Leasing, as applicable, agree to perform upon request all acts required for NOV to secure NOV’s said security interest in the United States, including but not limited to executing all documents necessary to memorialize, record and perfect NOV’s said security interest in the Mobile Rig Packages, without delay and in any event prior to delivery of the first Mobile Rig Package and if necessary any time thereafter.

8.                                      Ranger and Ranger Leasing, as applicable, shall purchase from and maintain in a company or companies approved by NOV with an AM Best Rating of at least  A VII and lawfully authorized to do business in the United States such insurance as will protect NOV and Ranger and Ranger Leasing, as applicable, from claims set forth below that may arise out of or result from Ranger’s and Ranger Leasing’s, as applicable, operations under this Agreement and for which Ranger or Ranger Leasing, as applicable, may be legally liable, whether such operations be by Ranger or Ranger Leasing, as applicable, and/or any Ranger’s or Ranger leasing’s, subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

i.                  *****;

ii.               *****;

iii.            Statutory Worker’s Compensation Insurance and Employers Liability Insurance, in the amount of $2,000, 000 (Two Million Dollars) per Occurrence;

iv.           Comprehensive General Liability, including coverage for Bodily Injury and Property Damage, including Completed Operations and Contractual Liabilities assumed herein, with single limits coverage of not less than $10,000,000 (Ten Million Dollars). Coverage for Completed Operations shall be continuously maintained for a period of two (2) years after delivery of the last Mobile Rig Package but in any event for the duration of the warranty period for the last delivered Mobile Rig Package;

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

v.              Automobile Liability Insurance with a Combined Bodily Injury and Property Damage Limit of not less than $1,000,000 (One Million Dollars) per Occurrence covering Ranger’s owned, hired or non-owned vehicles that are used in the performance of work under this Agreement; and

vi.           Umbrella/Excess Liability over and above underlying coverages (i-iii) and (iv) above, with a Combined Single Limit of not less than $5,000,000 (Five Million Dollars) per Occurrence that covers the limits of liability stated for General Liability, Employers Liability or equivalent and Automobile Liability;

Ranger and Ranger Leasing, as applicable, shall ensure that all such provided insurances include waivers of subrogation in favor of NOV Group (meaning Seller Group). Ranger and Ranger Leasing, as applicable, shall ensure that the NOV Group is named as an additional insured on all policies referenced in (iv-v) and (vi), *****

Ranger and Ranger Leasing, as applicable, must place the insurances with reputable insurance companies properly safeguarding NOV against its exposures associated with entering into this Agreement and Ranger or Ranger Leasing, as applicable, shall cover all expenses in this regard including paying the applicable deductibles under any insurance policies. Any deductible greater than $100,000 must be specifically approved by NOV.

Ranger and Ranger Leasing, as applicable, shall furnish to NOV insurance certificates confirming all such insurance has been placed in accordance with the terms of this Agreement and specifying the names of the insurers, policy numbers and expiry dates. None of the insurances required by Ranger and Ranger Leasing, as applicable, in this section 8 shall be cancelled, altered or amended without the prior written approval of NOV.

9.                                      *****

10.                               *****

Ranger, Ranger Leasing and Parent acknowledge that each of them is receiving substantial direct and indirect benefits from the terms established pursuant to this Agreement and the Amended and Restated Security Agreement. In consideration of the foregoing and notwithstanding anything herein or elsewhere to the contrary, Ranger, Ranger Leasing and Parent hereby irrevocably and unconditionally agree that Ranger, Ranger Leasing and Parent are jointly and severally liable for all the liabilities and obligations of Ranger and Ranger Leasing hereunder, whether now or hereafter existing or due or to become due. The payment obligations and indemnities of Ranger and Ranger Leasing under this Agreement and the Amended and Restated Security Agreement may be enforced by NOV against any of Ranger, Ranger Leasing or Parent or all of them in any manner or order selected by NOV in its sole discretion. Each of Ranger, Ranger Leasing and Parent hereby irrevocably waive (i) any rights of subrogation and (ii) any rights of contribution, indemnity or reimbursement, in each case, that it may acquire or that may arise against each other due to any payment or performance made under this Agreement or the Amended and Restated Security Agreement, in each case until all obligations of Ranger and Ranger Leasing under this Agreement and the Amended and Restated Security Agreement shall have been fully satisfied.

Ranger, Ranger Leasing and Parent agree that if at any time during the term of this Agreement, there is a material adverse change in the financial condition of any of Ranger, Ranger Leasing or Parent, then Ranger, Ranger Leasing and Parent shall provide additional financial security in a form reasonably satisfactory to NOV, which security may include, but is not limited to, a letter of credit or further guaranty.

11.                               Each Party shall keep the information provided to it by the other Party and related to this Agreement or the Equipment as confidential; provided, that this requirement does not apply to information that is (a) at the time of disclosure in the public domain or thereafter comes into the public domain through no fault of the recipient; (b) already known by the recipient, (c) rightly received by recipient from a third party not under a confidentiality obligation and without breach of this Agreement; (d) independently developed by the Party without breach of this Agreement; or (e) as necessary for NOV to perfect its security interest in the Equipment or required to be disclosed pursuant to applicable law or regulation. The Parties shall not otherwise use such information for any purpose other than as set forth under this Agreement nor shall either Party disclose any such information to any third party without the prior express written consent of the disclosing party.  Notwithstanding the foregoing, Ranger may disclose the historic relationship between Ranger and its predecessor entities, on one hand, and NOV, on the other hand, including Ranger’s long-standing use of the self-deployment rig and Ranger’s and NOV’s co-technology relationship and the existence, but never the terms, of this Agreement. If Ranger wishes to issue a press release or in any other way publicly share or publish information about this Agreement or anything related hereto, Ranger will first provide NOV with a draft of such statement and allow NOV not less than 24 hours within which to comment or to take action objecting to such disclosure before any relevant court.

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SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

12.                               To the extent Ranger or Ranger leasing fail to meet any payment obligation hereunder as and when due and payable, such payment obligation shall bear interest at a rate of 3.7 % per annum, and such accrued interest shall be due and payable on demand by NOV.

Without prejudice to NOV’s right to charge interest in accordance with this section 12, in the event that Ranger or Ranger leasing fail to make any payment on the required date, then after a ten (10) day grace period to cure such default, NOV may, at its option and at any time after the expiry of said grace period, suspend delivery or performance of the work under the Agreement or any part thereof without liability and without prejudice to, and without limitation of, any other remedy available to NOV until Ranger or Ranger Leasing, as applicable, cures the default or satisfactory security for payment has been provided. NOV shall have the option to extend the delivery date by a time at least equal to the period of such suspension. Notwithstanding the above in this sub-section, NOV may, at its option and at any time after the expiry of said grace period and notwithstanding any suspension, terminate this Agreement by immediate written notice without liability or fault, and recover from Ranger and Ranger Leasing the NOV’s Cancellation Charges.

“NOV’s Cancellation Charges” means NOV’s retention of any ***** payment(s) due prior to the effective date of termination, ***** plus an additional amount as necessary so that NOV is at a minimum compensated for all its costs incurred and work performed under the Agreement prior to the effective date of termination plus a reasonable profit.

13.                               Ranger and Ranger Leasing may not terminate this Agreement for convenience without the written consent of NOV. Such decision shall be entirely at NOV’s discretion. Should NOV consent to such termination, or should Ranger or Ranger Leasing for any reason wrongfully terminate this Agreement, NOV shall be entitled to NOV’s Cancellation Charges.

14.                               NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR (1) PAYMENTS DUE TO NOV UNDER SECTIONS 3 AND 4, AND (2) NOV’S CANCELLATION CHARGES UNDER SECTION 12 AND 13, NEITHER PARTY SHALL BE LIABLE TO THE OTHER AND EACH PARTY RELEASES THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOSSES, AND FOR ANY DAMAGES FOR LOST PRODUCTION, EQUIPMENT DOWNTIME OR STANDBY TIME, LOST REVENUE, LOST PRODUCT, LOST PROFIT, LOST BUSINESS OR BUSINESS OPPORTUNITIES, WHETHER DIRECT OR INDIRECT AND WHETHER FORESEEABLE AT THE DATE OF THIS AGREEMENT, REGARDLESS OF CAUSE.

NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL NOV GROUP’S TOTAL CUMULATIVE LIABILITY FOR ALL CLAIMS, DAMAGES, CAUSES OF ACTION, DEMANDS, JUDGMENTS, FINES, PENALTIES, AWARDS, LOSSES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COSTS OF LITIGATION) ARISING FROM, RELATING TO, OR IN CONNECTION WITH ANY ONE MOBILE RIG PACKAGE OR THE PERFORMANCE, NON-PERFORMANCE OR MIS-PERFORMANCE OF THIS AGREEMENT, WHETHER ARISING IN CONTRACT, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, EXCEED ***** FOR SUCH MOBILE RIG PACKAGE, REGARDLESS OF CAUSE, AND RANGER AND RANGER LEASING SHALL RELEASE, INDEMNIFY, SAVE, PROTECT, DEFEND AND HOLD HARMLESS NOV GROUP FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, CAUSES OF ACTION, DEMANDS, JUDGMENTS, FINES, PENALTIES, AWARDS, LOSSES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COSTS OF LITIGATION) IN EXCESS OF NOV GROUP’S TOTAL LIABILITY, WHETHER ASSERTED BY OR IN FAVOR OF RANGER GROUP OR ANY THIRD PARTY, REGARDLESS OF CAUSE.

“REGARDLESS OF CAUSE” MEANS THE RELEASES, INDEMNITIES, EXCLUSIONS AND LIMITATIONS OF LIABILITY, AND OTHER OBLIGATIONS OF THE PARTIES   SHALL APPLY TO ANY REFERENCED CLAIM(S), LOSSES OR DAMAGES WITHOUT REGARD TO THE CAUSE(S) THEREOF, INCLUDING BUT NOT LIMITED TO, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, IMPERFECTION OF MATERIAL, IMPERFECTION OF SERVICE, DEFECT OR FAILURE OF PRODUCTS OR EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF DUTY (STATUTORY OR OTHERWISE), BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OR OTHER LEGAL FAULT OR RESPONSIBILITY OF

4

ANY PERSON OR PARTY (INCLUDING THE INDEMNIFIED OR RELEASED PARTY’S GROUP), OR ITS EMPLOYEES OR AGENTS, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE.

15.                               Subject to confidentiality obligations owed to third parties, each party shall promptly notify the other party in writing of any potential rig modifications or improvements it makes or determines are advisable which could reasonably be expected to improve performance of the Mobile Rig Packages, including, with respect to NOV, those it makes or determines are advisable for other clients.  In the event Ranger or Ranger Leasing provides NOV with new suggested improvements to the Mobile Rig Packages that are incorporated into the Mobile Rig Packages delivered to Ranger or Ranger Leasing, for a period of twelve (12) months following delivery of any applicable Mobile Rig Package, however, ending not later than December 31, 2018, NOV shall not during this period incorporate such improvements into any rigs sold to third parties without Ranger’s prior written consent which shall not be unreasonably withheld or delayed.

16.                               Any changes to the scope or this Agreement shall be made in writing and be signed by the Parties stating their agreement on changes including but not limited to changes in the scope of work, the amount of the adjustment in the purchase price for the relevant Mobile Rig Package(s), the Purchase Price and estimated delivery date, if relevant.

17.                               This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, excluding conflicts and choice of law principles that would require the application of any other law.  Any dispute, action or proceeding arising out of or relating to this Agreement must be brought in a state or federal court sitting in Harris County, Texas, and each of the Parties hereby agrees to irrevocably submit itself to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or convenience of forum.

18.                               In the event of a conflict between the provisions of the Agreement and the provisions of any Exhibit hereto, the provisions of the Agreement shall take precedence over the provisions of any such Exhibit.  The Parties shall exercise good faith and use their best efforts to promptly resolve any such conflict that arises hereunder.

19.                               This Agreement, including Exhibits A-C, represents the entire and integrated agreement between the Parties and supersedes prior negotiations, representations or agreements, either written or oral, including, without limitation, the Original Purchase Agreement, which is amended and restated in its entirety hereby.

[Signature page follows.]

5

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this Agreement as of the day and year first above written.

RANGER ENERGY SERVICES, LLC

BY:	/s/ Darron Anderson

NAME:	Darron Anderson

TITLE:	Chief Executive Officer

RANGER ENERGY LEASING, LLC

BY:	/s/ Darron Anderson

NAME:	Darron Anderson

TITLE:	Chief Executive Officer

RANGER ENERGY SERVICES, INC

BY:	/s/ Darron Anderson

NAME:	Darron Anderson

TITLE:	Chief Executive Officer

NATIONAL OILWELL VARCO, L.P.
by its general partner
NOW Oilfield Services, LLC.

BY:	/s/ Joe Rovig

NAME:	Joe Rovig

TITLE:	President — RIG Systems

Exhibit “A” - Summary of Deliverables

Exhibit “B” - National Oilwell Varco, L.P. and its Affiliates Terms and Conditions for the Provision of Equipment, Parts, Services or Rental

Exhibit “C” - Security Agreement, as amended and restated

6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

RANGER RIGS — Summary of Deliverables — Exhibit A

Mfg. #	Model	Description	Engine/Transmission	Drawworks	Mast	Price to Ranger		Add Ons		Base Beam		Mud Tank		Mud Pumps		Pipe Racks		Pack Price		Contractual Delivery
31727	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	DELIVERED
31797	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	DELIVERED
31800	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Apr-17
31801	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Apr-17
31903	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Apr-17
31804	5C	5CH (Outrigger)	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Apr-17
31880	4C	4CH	DD Series 60 450 HP/Allison 4700 OFS	D500BB with Parmac	102-200K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	May-17
31771	6C	6CH	DD Series 60 525 HP/Allison 4700 OFS	D500BB with Parmac	112-300K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	May-17
31806	6C	6CH	DD Series 60 525 HP/Allison 4700 OFS	D500BB with Parmac	117-300K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	May-17
31881	4C	4CH	DD Series 60 450 HP/Allison 4700 OFS	D500BB with Parmac	102-200K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jun-17
31904	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jun-17
31913	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jun-17
31914	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jun-17
31916	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jul-17
31917	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jul-17
31807	6C	6CH	DD Series 60 525 HP/Allison 4700 OFS	D500BB with Parmac	117-300K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jul-17
31519	4C	4CUBB	Cummins ISX 425 HP/Allison 4500/Cotta Drop	UD514BB with Parmac	102-200K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Jul-17
31918	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Aug-17
31919	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Aug-17
31516	4C	4CUBB	Cummins ISX 425 HP/Allison 4500/Cotta Drop	UD514BB with Parmac	102-200K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Aug-17
31518	4C	4CUBB	Cummins ISX 425 HP/Allison 4500/Cotta Drop	UD514BB with Parmac	102-200K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Sep-17
31920	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Sep-17
31921	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Sep-17
31922	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Sep-17
31923	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Oct-17
31924	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Oct-17
31926	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Oct-17
31927	5C	5CH	DD Series 60 500 HP/Allison 4700 OFS	D500BB with Parmac	104-250K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Oct-17
31925	6C	6CH	DD Series 60 525 HP/Allison 4700 OFS	D500BB with Parmac	112-300K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Nov-17
31805	4C	4CH	DD Series 60 450 HP/Allison 4700 OFS	D500BB with Parmac	102-200K	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	$	*****	Dec-17
												TOTAL PURCHASE PRICE							*****

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NATIONAL OILWELL VARCO, L.P. AND ITS AFFILIATES

TERMS AND CONDITIONS FOR THE PROVISION OF EQUIPMENT, PARTS, SERVICES OR RENTAL

1.              ACCEPTANCE

Orders or other requests, whether oral or written, for the supply or sale of machinery or equipment (“Equipment”), or for the supply or sale of spare or replacement parts (“Parts”), or for the provision of services (“Services”), or for the rental of machinery or equipment (“Rental”) to be provided by National Oilwell Varco, L.P., on behalf of itself and its divisions and subsidiaries, or by its affiliates (“Seller”) to its customers (each a “Buyer”) (the “Order(s)”) are subject to Seller’s written acceptance by an authorized representative of Seller and any Orders so accepted will be governed by (a) the terms and conditions stated in these Terms and Conditions for provision of Equipment, Parts, Services or Rental (the “Terms and Conditions”); (b) the written proposal submitted by Seller to Buyer (“Proposal”), if any;

(c) the written order acknowledgment issued by Seller to Buyer (“Acknowledgment”), if any; and, (d) any change orders identified as such and agreed to in writing by Seller (the Order, Terms and Conditions, Proposal, Acknowledgment, and any such change order, and any such additional terms as agreed to in writing by an authorized representative of Seller collectively referred to herein as the “Agreement”). Buyer’s submission of a purchase order (or other similar document) shall be deemed to be an express acceptance of these Terms and Conditions notwithstanding language in Buyer’s purchase order (or other similar document) inconsistent herewith, and any inconsistent language in Buyer’s purchase order (or other similar document) is hereby rejected. Buyer’s purchase order (or other similar document) is incorporated in this Agreement, only to the extent of specifying the nature and description of the Equipment, Parts, Services or Rental and then only to the extent consistent with the Proposal or Acknowledgment. In the event of any conflict between a Proposal and an Acknowledgement, the Acknowledgment shall prevail.

2.              PRICES

Prices of Equipment, Parts, Services or Rental shall be as stated in the Proposal or Acknowledgment, or if there is no Proposal or Acknowledgment, as otherwise agreed to in writing by Seller. Unless otherwise specified, all prices contained in a Proposal are valid for thirty (30) days from date of issue of the Proposal. All price quotations are EXW Seller’s premises (INCOTERMS 2010), or as agreed per the Proposal or Acknowledgement and are subject to change without notice. Seller bears no responsibility for any consular fees, fees for legalizing invoices, certificates of origin, stamping bills of lading, or other charges required by the laws of any country of destination, or any fines, penalties or interest imposed due to incorrect declarations. Charges will be added for factory preparation and packaging for shipment. Minimum freight and invoice charges in effect at the time of the Order shall apply. If by reason of any act of government, the cost to Seller of performing its obligations hereunder is increased, such increase shall be added to the quoted price.

3.              TAXES

Transaction Taxes. In addition to the charges due under this Agreement, the Buyer shall be responsible for, and shall protect, indemnify, defend and save harmless Seller from and against the reporting, filing and payment of any taxes, duties, charges, licenses, or fees (and any related fines, penalties or interest and the like) imposed directly on Buyer as a result of this Agreement and all liabilities, costs, and associated expenses (including lawyers’ and experts’ fees) which may be incurred in connection therewith. Such taxes, duties, charges, licenses, or fees include but are not limited to any local, state, federal, foreign, or international sales, use, value added tax (“VAT”), goods and services tax (“GST”), rental, import, export, personal property, stamp, excise and like taxes and duties. If Seller pays any such tax, Buyer shall, within thirty (30) days of Seller’s demand, reimburse Seller for the tax including interest, fines, and penalties, paid by the Seller. It shall be Buyer’s sole obligation after payment to Seller to challenge the applicability of any tax.

Notwithstanding the foregoing, the Buyer shall provide Seller with a copy of all exporting documents and any other documents reasonably requested by Seller to prove or substantiate to the appropriate tax authorities the goods were timely exported.

Withholding Taxes. If Buyer is required by any appropriate government department or agency to withhold compensation due Seller to satisfy any obligation of Seller for taxes due, Buyer shall give at least 30 days’ notice to Seller that Buyer will withhold. Buyer agrees to pay on a timely basis the amounts so withheld over to the appropriate government department or agency, on behalf of Seller, and to provide Seller with any tax receipts (originals, if possible) or other reliable evidence of payment issued by such government department or agency within 30 days of the date required for withholding. Buyer shall not withhold compensation due Seller if Seller produces evidence, acceptable to Buyer, that Seller is not subject to the withholding of such taxes. Buyer agrees that it shall not unreasonably withhold such acceptance. Buyer shall reimburse Seller for any taxes withheld for which receipts or other reliable evidence substantiating the remittance of taxes to the appropriate government department or agency are not provided to Seller. Buyer’s obligation to deliver to Seller tax receipts or other reliable evidence issued by the taxing authority shall not apply if Buyer establishes to the reasonable satisfaction of Seller that the appropriate government department or agency does not provide such documentation. Notwithstanding the above, if Buyer is required to pay any such taxes or amounts that Buyer believes is directly attributable to Seller, Buyer shall first provide notice to Seller and give Seller an opportunity to intervene to protect its interest before Buyer makes any payment.

Protest Rights. If the Buyer receives any demand or request for payment of any levies, charges, taxes or contributions for which it would seek indemnity or reimbursement from Seller, Buyer shall promptly and timely notify the Seller in writing of such demand or request. “Promptly and timely” as used in this sub clause means that Buyer must notify Seller so that Seller has enough time and a reasonable opportunity to appeal, protest or litigate the levies, charges, taxes or contributions in an appropriate venue. To the extent that Buyer fails to give prompt and timely notice, Seller has no obligation to, and will not, reimburse Buyer for these levies, charges, taxes or contributions. At Seller’s request and cost, Buyer shall initiate an appeal, protest or litigation in Buyer’s own name if Buyer is the only party that can legally initiate this appeal, protest or litigation. The Buyer shall allow the Seller to control the response to such demand or request and the Buyer shall use its best efforts to appeal against such demand or request. If Buyer is required to pay any levies, charges, taxes or contributions in order to pursue an appeal, protest or litigation, Seller shall reimburse Buyer for that amount promptly upon receipt of a written request from Buyer. Seller shall not be responsible for any compromise made by Buyer without Seller’s prior written consent.

Cooperation. Buyer shall cooperate with Seller, and at the request of Seller, Buyer shall use its best efforts to supply to Seller such information (including documentary information) in connection with its activities as may be required by Seller for any of the following purposes:

a)             To enable Seller to comply with the lawful demand or requirement for such information by any appropriate government authority or to ensure that all requirements of the applicable law are being complied with;

b)             To enable Seller to conduct, defend, negotiate or settle any claim arising out of, or in connection with, such activities, whether or not such claim shall have become the subject of arbitration or judicial proceedings;

c)              To enable Seller to make any application (including, but without limitation, any claim for any allowances or relief) or representation in connection with, or to contest any assessment on, or liability of Seller to any taxes, duties, levies, charges and contributions (and any interest or penalties thereon); or

d)             To secure for Seller any beneficial tax treatment and legally minimize any tax obligations in connection with this Agreement.

Seller’s request for such information and documents shall allow Buyer a reasonable time to prepare, provide and submit that information requested. The obligations set forth above shall exist for a period of six (6) years commencing with the date of agreement by Buyer of Seller’s final statement of account under the Agreement, and the Buyer shall retain and shall procure any subcontractor hereunder to retain, all information and documents in connection with its activities under or pursuant to the Agreement as shall enable the Buyer to comply with the above obligations.

4.              PAYMENT TERMS

Unless alternate payment terms are specified and agreed to by Seller in writing, all charges, including applicable packing and transportation costs, billed by Seller are payable within net 30 days of the date of invoice. Seller reserves the right to modify or withdraw credit terms at any time without notice. Unless otherwise specified, all payments are due in the currency specified in Seller’s Proposal, Acknowledgment and/or invoice. Interest shall be due from Buyer to Seller on overdue accounts at the maximum rate allowed by law. When partial shipments are made, the goods will be invoiced as shipped and each invoice will be treated as a separate account and be payable accordingly. Payment for goods is due whether or not technical documentation and/or any third party certifications are complete at the time of shipment. Seller shall be entitled to recover all reasonable attorneys’ fees and other costs incurred in the collection of overdue accounts. Seller reserves the right, where a genuine doubt exists as to Buyer’s financial position or if Buyer is in default of any payment obligation, to suspend delivery or performance of any Agreement or any part thereof without liability and without prejudice to, and without limitation of, any other remedy available to Seller until Buyer cures the default or satisfactory security for payment has been provided. Seller shall have the option to extend the delivery date by a time at least equal to the period of such suspension. In the event of Rental, should Buyer default in meeting any of the terms hereunder for any reason, Seller has the right to retrieve all Rentals as detailed in the Proposal and also to collect rental payments due. If Buyer elects to exercise a purchase option for Rental equipment, rental charges will be incurred and will be invoiced until the later of; (i) the end of the agreed rental period; or (ii) 30 days prior to the receipt of total purchase price and all other rental amounts due.

5.              DELIVERY

Unless otherwise agreed to by Seller in writing, delivery terms shall be EXW Seller’s premises (INCOTERMS 2010), except to the extent modified by these Terms and Conditions. Where goods are to be supplied from stock, such supply is subject to availability of stocks at the date of delivery. Partial shipments may be made as agreed to by Buyer and Seller. Stated delivery dates are approximate only and cannot be guaranteed. Seller shall have no liability for damages arising out of the failure to keep a projected delivery date, irrespective of the length of the delay. In the event Buyer is unable to accept delivery of goods when tendered, Seller may, at its option, arrange for storage of the goods at Buyer’s sole risk and Buyer shall be liable to Seller for the reasonable cost of such storage. This provision is without prejudice to any other rights which Seller may have with respect to Buyer’s failure to take delivery of goods, which includes the right to invoice Buyer for the goods. Buyer agrees that title to the stored goods will transfer to Buyer upon invoicing notwithstanding Buyer’s inability to accept delivery and that Buyer assumes all risk of loss or damage to the goods from the date title passes to Buyer. Buyer is responsible for all shipping costs from Seller’s premises to the location as designated by the Buyer. All shipping costs for the return of goods from the location specified by Buyer to Seller’s premises shall also be for Buyer’s account.

6.              FORCE MAJEURE

If either party is unable by reason of Force Majeure to carry out any of its obligations under this Agreement, other than the obligations to pay money when due and indemnification obligations assumed hereunder, then on such party giving notice and particulars in writing to the other party within a reasonable time after the occurrence of the cause relied upon, such obligations shall be suspended. “Force Majeure” shall include acts of God, laws and regulations, government action, war, civil disturbances, strikes and labor problems, delays of vendors, carriers, lightening, fire, flood, washout, storm, breakage or accident to equipment or machinery, shortage of raw materials, and any other causes that are not reasonably within the control of the party so affected. Seller shall be paid its applicable standby rate, if any, during any such Force Majeure event.

7.              CANCELLATION

Orders placed by Buyer and accepted by Seller may be canceled only with the consent of Seller and will subject Buyer to cancellation charges. All of Seller’s documents, drawings and like information shall be returned to Seller upon Buyer’s request for cancellation. No Orders may be canceled subsequent to delivery or shipment, whichever occurs earlier. As estimated actual damages, Buyer agrees to pay Seller the greater of Seller’s actual costs incurred prior to cancellation plus a reasonable profit, or the following minimum cancellation charges:

a)             20% of Agreement value if canceled 30 or more days prior to the original delivery/shipment date;

b)             50% of the Agreement value if canceled thereafter; or

c)              100% of the value of any non-standard items (which are items not built for stock or built to customer specifications).

In the event of Rental, minimum rental charges as stated in the Proposal will apply. Buyer shall verify the amount of the cancellation charges prior to canceling an order.

8.              TITLE AND RISK OF LOSS

For purchased goods, ownership and risk of loss pass to Buyer upon the earlier of (a) Seller’s delivery of the goods, or (b) invoicing by Seller for the goods where Buyer is unable to accept delivery on the scheduled date. Seller retains a security interest in the goods until the purchase price has been paid, and Buyer agrees to perform upon request all acts required to secure Seller’s interest. Seller accepts no responsibility for any damage, shortage or loss in transit. Seller will attempt to pack or prepare all shipments so that they will not break, rust or deteriorate in shipment, but Seller does not guarantee against such damage. Claims for any damage, shortage or loss in transit must be made by Buyer on the carrier.

In the event of Rental, Buyer assumes all risk and liability whether or not covered by insurance, for loss or damage to the Rental machinery or equipment. Risk and liability passes to Buyer upon delivery by Seller. Title to Rental machinery or equipment shall remain with Seller at all times. Buyer acquires no ownership, title or property rights to the Rental machinery or equipment except the right to use the Rental machinery or equipment subject to the terms of this Agreement.

9.              LIMITED WARRANTY

New Equipment/Parts. In the case of the purchase of new Equipment/Parts, and solely for the benefit of the original user, Seller warrants, for a period of eighteen (18) months from delivery or twelve (12) months from installation, whichever is earlier, that new Equipment/Parts of its own manufacture shall conform to the material and technical specifications set forth in the Agreement. Goods manufactured by others are sold “as is” except to the extent the manufacturer honors any applicable warranty made by the manufacturer. Secondhand goods are sold “as is”. If the new Equipment/Parts fail to conform with such specifications upon inspection by Seller, Seller will, at its option and as Buyer’s sole remedy, either repair or replace such defective Equipment/Parts with the type originally furnished.

Remanufactured to “As New” Equipment/Parts. Seller warrants to Buyer, that for a period of six (6) months from the date of delivery by Seller or installation of the Equipment/Parts, whichever is earlier, that reconditioned to “as new” Equipment/Parts will be free from defects in material and workmanship. If the reconditioned to “as new” Equipment/Parts fail to conform with such warranty upon inspection by Seller, Seller will, at its option and as Buyer’s sole remedy, either repair or replace such defective Equipment/Parts with the type originally furnished.

Overhauled Equipment/Parts. Seller warrants that for a period of four (4) months from the date of delivery by Seller or three (3) months from installation, whichever is earlier, that overhauled Equipment/Parts will be free from defects in workmanship. If the overhauled Equipment/Parts fail to conform with such warranty upon inspection by Seller, Seller will, at its option and as Buyer’s sole remedy, either repair or replace such defective Equipment/Parts with the type originally furnished. This warranty expressly assumes that parts normally considered consumables (including, but not limited to rubber goods, seals (rubber, polymer and/or metallic) and/or bearings, are replaced during overhaul. If Buyer requests that such parts not be replaced, Seller hereby disclaims any warranty for said overhauled Equipment/Parts.

Service. Seller warrants that the Services to be provided pursuant to this Agreement shall conform to the material aspects of the specifications set forth in the Agreement. Seller shall re-perform that part of the non-conforming Services, provided Seller is notified by Buyer prior to Seller’s departure from the worksite.

Rental. Seller warrants that the Rental equipment to be provided pursuant to this Agreement shall conform to the material aspects of the specifications set forth in the Agreement. Provided Seller is notified by Buyer prior to Seller’s departure from the worksite, Seller shall repair or replace non-conforming Rental equipment. In the event of failure or other non-performance of Seller’s Rental equipment’s contributing to loss of hole, rental rates will apply during re-drill to equivalent TD.

Seller’s warranty obligations hereunder shall not apply if non-conformity or failure was caused by (a) Buyer’s failure to properly store or maintain the equipment or parts; (b) the unauthorized modification, repair or service of the equipment or parts by Buyer; (c) utilization of replacement parts not manufactured by Seller; or (d) use or handling of the equipment by Buyer in a manner inconsistent with Seller’s recommendations. Further, Seller’s warranty obligations under this Article 9 shall terminate if (a) Buyer fails to perform its obligations under this or any other Agreement between the parties, or (b) if Buyer fails to pay any charges due Seller. Any third party warranties provided on equipment or parts not manufactured by Seller are assigned to Buyer, without recourse, at the time of delivery, provided such warranties are assignable.

THIS ARTICLE 9 SETS FORTH BUYER’S SOLE REMEDY AND SELLER’S EXCLUSIVE OBLIGATION WITH REGARD TO NON-CONFORMING EQUIPMENT, PARTS, SERVICES OR RENTAL. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED PURSUANT TO THE PROVISIONS OF THIS ARTICLE 9, SELLER MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, AND SELLER DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.       CHANGES

Seller expressly reserves the right to change, discontinue or modify the design and manufacture of its products without obligation to furnish, retrofit or install products previously or subsequently sold.

11.       RETURN OF MAKE TO STOCK GOODS

With Seller’s written approval, unused, incorrectly shipped or “Made to Stock” goods ordered incorrectly, in new condition and of current manufacture and catalog specifications may be returned by Buyer for credit (subject to a restocking fee), provided written request is received within one (1) year after the purchase date. Non-standard goods are not returnable for credit and such goods shall only be accepted for return with the prior written agreement of Seller. Requests for return of goods must show the original purchase order number, invoice number, description of material, and date of purchase. Return of goods does not relieve Buyer of the obligation to make payment against Seller’s invoice, and any credit or refund allowed will be issued following Seller’s receipt of the goods. The credit allowed on returned goods, if any, is a merchandise credit and is applicable only against future purchases of Seller goods. The credit given will be solely in Seller’s discretion and may be based on the original or a subsequently adjusted price. A charge will be assessed to clean-up, refinish and restock the goods, if applicable. No rubber or electronic products or components may be returned for credit after six (6) months from date of purchase.

12.       LIABILITIES, RELEASES AND INDEMNIFICATION

For purpose of this Article 12, the following definitions shall apply:

“Seller Group” shall mean (i) Seller, its parent, subsidiary or related companies, (ii) its and their working interest owners, co-lessees, co-owners, partners, joint venturers, if any, and their respective parents, subsidiary or related companies and (iii) the officers, directors, employees, consultants, agents and invitees of all of the foregoing.

“Buyer Group” shall mean (i) Buyer, its parent, subsidiary or related companies, (ii) its and their working interest owners, co-lessees, co-owners, partners, joint venturers, if any, and their respective parents, subsidiary or related companies and (iii) the officers, directors, employees, consultants, agents and invitees of all of the foregoing.

“Claims” shall mean all claims, demands, causes of action, liabilities, damages, judgments, fines, penalties, awards, losses, costs, expenses (including, without limitation, attorneys’ fees and costs of litigation) of any kind or character arising out of, or related to, the performance of or subject matter of this Agreement (including, without limitation, property loss or damage, personal or bodily injury, sickness, disease or death, loss of services and/or wages, or loss of consortium or society).

a)             Seller shall release, indemnify, defend and hold Buyer Group harmless from and against any and all Claims in respect of personal or bodily injury to, sickness, disease or death of any member of Seller Group or Seller Group’s subcontractors or their employees, agents or invitees, and all Claims in respect of damage to or loss or destruction of property owned, leased, rented or hired by any member of Seller Group or Seller Group’s subcontractors or their employees, agents or invitees.

b)             Buyer shall release, indemnify, defend and hold Seller Group harmless from and against any and all Claims in respect of personal or bodily injury to, sickness, disease or death of any member of Buyer Group or Buyer Group’s other contractors or their employees, agents or invitees, and all Claims in respect of damage to or loss or destruction of property owned, leased, rented or hired by any member of Buyer Group or Buyer Group’s other contractors or their employees, agents or invitees.

c)              Each party covenants and agrees to support the mutual indemnity obligations contained in Paragraphs (a) and (b) above, by carrying equal amounts of insurance (or qualified self insurance) in an amount not less than U.S. $5,000,000.00.

d)             Notwithstanding anything contained in this Agreement to the contrary, in all instances where Seller is providing Services at a well site, Buyer, to the maximum extent permitted under applicable law, shall release, indemnify, defend and hold Seller Group and Seller Group subcontractors harmless from and against any and all Claims asserted by or in favor of any person or party, including Seller Group, Buyer Group or any other person or party, resulting from: (i) loss of or damage to any well or hole (including but not limited to the costs of re-drill), (ii) blowout, fire, explosion, cratering or any uncontrolled well condition (including but not limited to the costs to control a wild well and the removal of debris), (iii) damage to any reservoir, geological formation or underground strata or the loss of oil, water or gas therefrom, (iv) pollution or contamination of any kind (other than surface spillage of fuels, lubricants, rig sewage or garbage, to the extent attributable to the negligence of Seller Group, including but not limited to the cost of control, removal and clean-up, or (v) damage to, or escape of any substance from, any pipeline, vessel or storage facility.

e)              NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER AND EACH PARTY RELEASES THE OTHER FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOSSES (WHETHER FORESEEABLE AT THE DATE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PRODUCTION, LOST REVENUE, LOST PRODUCT, LOST PROFIT, LOST BUSINESS OR BUSINESS OPPORTUNITIES.

f)               Seller’s total liability for all claims, damages, causes of action, demands, judgments, fines, penalties, awards, losses, costs and expenses (including attorney’s fees and cost of litigation) shall be limited to and shall not exceed the value of the Equipment, Parts, Services or Rental purchased under the Agreement.

g)              THE EXCLUSIONS OF LIABILITY, RELEASES AND INDEMNITIES SET FORTH IN PARAGRAPHS A. THROUGH F. OF THIS ARTICLE 12 SHALL APPLY TO ANY CLAIM(S), LOSSES OR DAMAGES WITHOUT REGARD TO THE CAUSE(S) THEREOF, INCLUDING BUT NOT LIMITED TO PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, THE UNSEAWORTHINESS OF ANY VESSEL OR VESSELS, IMPERFECTION OF MATERIAL, DEFECT OR FAILURE OF PRODUCTS OR EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF DUTY (STATUTORY OR OTHERWISE), BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OR OTHER LEGAL FAULT OR RESPONSIBILITY OF ANY PERSON (INCLUDING THE INDEMNIFIED OR RELEASED PARTY), WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE.

h)             Redress under the indemnity provisions set forth in this Article 12 shall be the exclusive remedy(ies) available to the parties hereto for the matters, claims, damages and losses covered by such provisions.

13.       INSURANCE

Upon written request, each party shall furnish to the other party certificates of insurance evidencing the fact that the adequate insurance to support each party’s obligations hereunder has been secured. To the extent of each party’s release and indemnity obligations expressly assumed by each party hereunder, each party agrees that all such insurance policies shall, (a) be primary to the other party’s insurance; (b) include the other party, its parent, subsidiary and affiliated or related companies, and its and their respective officers, directors, employees, consultants and agents as additional insured; and, (c) be endorsed to waive subrogation against the other party, its parent, subsidiary and affiliated or related companies, and its and their respective officers, directors, employees, consultants and agents.

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14.       GOVERNING LAW

Except for Equipment, Parts, Services or Rental provided, or to be provided, by Seller in North or South America (the “America’s”), this Agreement shall be governed by and interpreted in accordance with the laws of England and Wales, excluding conflicts and choice of law principles. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said rules. Arbitration shall be held in London, England and shall be conducted in the English language.

For Equipment, Parts, Services or Rental provided, or to be provided, by Seller in the America’s, this Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Texas, excluding conflicts and choice of law principles. Any dispute, action or proceeding arising out of or relating to this Agreement must be brought in a state or federal court sitting in Harris County, Texas, and each of the parties hereby agrees to irrevocably submit itself to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or convenience of forum.

Seller retains the right to arbitrate any all disputes that may arise in connection with the provision of the Equipment, Parts, Services or Rental.

15.       OWNERSHIP AND PATENT INDEMNITY

All software used in connection with the Equipment, Parts, Services or Rental, either purchased or rented from Seller, is copyrighted and owned by Seller and licensed to Buyer. Seller warrants that the use or sale of Equipment or Parts hereunder will not infringe patents of others by reason of the use or sale of such Equipment or Parts per se, and hereby agrees to hold Buyer harmless against judgment for damages for infringement of any such patent, provided that Buyer shall promptly notify Seller in writing upon receipt of any claim for infringement, or upon the filing of any such suit for infringement, whichever first occurs, and shall afford Seller full opportunity, at Seller’s option and expense, to answer such claim or threat of suit, assume the control of the defense of such suit, and settle or compromise same in any way Seller sees fit. Seller does not warrant that such Equipment or Parts: (a) will not infringe any such patent when not of Seller’s manufacture, or specially made, in whole or in part, to the Buyer’s design specifications; or (b) if used or sold in combination with other materials or apparatus or used in the practice of processes, will not, as a result of such combination or use, infringe any such patent, and Seller shall not be liable and does not indemnify Buyer for damages or losses of any nature whatsoever resulting from actual or alleged patent infringement arising pursuant to (a) and (b) above. THIS ARTICLE STATES THE ENTIRE RESPONSIBILITY OF SELLER CONCERNING PATENT INFRINGEMENT.

16.       REGULATORY COMPLIANCE

By acceptance of delivery under this Agreement, Buyer warrants it has complied with all applicable governmental, statutory and regulatory requirements and will furnish Seller with such documents as may be required. Seller warrants and certifies that in the performance of this Agreement, it will comply with all applicable statutes, rules, regulations and orders in effect at the time of Agreement execution, including laws and regulations pertaining to labor, wages, hours and other conditions of employment, and applicable price ceilings if any. Seller will not provide any certification or other documentation nor agree to any contract provision or otherwise act in any manner which may cause Seller to be in violation of applicable United States law, including but not limited to the Export Administration Act of 1979 and regulations issued pursuant thereto. No provision in this Agreement shall be interpreted or applied which would require any party to do or refrain from doing any act which would constitute a violation of, or result in a loss of economic benefit under, any anti-boycott including but not limited to any such law of the United States. All Orders shall be conditional upon granting of export licenses or import permits which may be required. Buyer shall obtain at its own risk any required export license and import permits and Buyer shall remain liable to accept and pay for material if licenses are not granted or are revoked.

17.       CONFIDENTIAL INFORMATION

Each party recognizes and acknowledges that it shall maintain all data, information, disclosures, documents, drawings, specifications, patterns, calculations, technical information and other documents (collectively, “Confidential Information”) obtained from the other party in strict confidence. However, nothing hereinabove contained shall deprive the party receiving the Confidential Information of the right to use or disclose any information: (a) which is, at the time of disclosure, known to the trade or public; (b) which becomes at a later date known to the trade or the public through no fault of the party receiving the Confidential Information and then only after said later date; (c) which is possessed by the party receiving the Confidential Information, as evidenced by such party’s written records, before receipt thereof from the party disclosing the Confidential Information; (d) which is disclosed to the party receiving the Confidential Information in good faith by a third party who has an independent right to such information; (e) which is developed by the party receiving the Confidential Information as evidenced by documentation, independently of the Confidential Information; or, (f) which is required to be disclosed by the party receiving the Confidential Information pursuant to an order of a court of competent jurisdiction or other governmental agency having the power to order such disclosure, provided that the party receiving the Confidential Information uses its best efforts to provide timely notice to the party disclosing the Confidential Information of such order to permit such party an opportunity to contest such order. In the event that Seller owns copyrights to, patents to or has filed patent applications on, any technology related to the Equipment, Parts, Services or Rental furnished by Seller hereunder, and if Seller makes any improvements on such technology, then Seller shall own all such improvements, including drawings, specifications, patterns, calculations, technical information and other documents.

18.       INDEPENDENT CONTRACTOR

It is expressly understood that Seller is an independent contractor, and that neither Seller nor its principle, partners, employees or subcontractors are servants, agents or employees of Buyer. In all cases where Seller’s employees (defined to include Seller’s and its subcontractors, direct, borrowed, special, or statutory employees) are covered by the Louisiana Worker’s Compensation Act. La. R.S. 23:102 et seg., Seller and Buyer agreed that all Equipment, Parts, Services or Rental provided by Seller and Seller’s employees pursuant to this Agreement are an integral part of and are essential to the ability of Buyer to generate Buyer’s goods, products, and services for the purpose of La. R.S. 23:106(A) (1). Furthermore, Seller and Buyer agree that Buyer is the statutory employer of all of Seller’s employees for the purpose of La. R.S. 23:1061(A) (3).

19.       ADDITIONAL RENTAL TERMS AND CONDITIONS

Unless otherwise indicated, the rental rates contained in Seller’s Proposal are on a per day basis and such rates shall apply to each piece of equipment or part rented. Seller represents that it has fully inspected the Rental equipment and parts as detailed in the Agreement and that said equipment and parts are in good condition and repair, and are fully acceptable for use as specified in the Agreement. Furthermore, Seller represents that the Rental equipment and parts are not subject to any encumbrances or liens, and that Seller has full title to the equipment and parts, and thus, Seller is authorized to enter into and execute this Agreement.

Buyer represents that it shall use the Rental equipment and parts in a careful and proper manner and shall comply with all laws, ordinances and regulations relating to the possession, use and maintenance of the equipment and parts in accordance with Seller’s approved procedures. In the event the parties agree that the Buyer shall operate the Rental equipment and parts, Buyer further represents that the Rental equipment and parts will be operated by skilled employees trained in the use of the Rental equipment and parts. Buyer shall keep the Rental equipment and parts free and clear of all liens and encumbrances arising in connection with Buyer’s operations and/or use of the Rental equipment and parts. Buyer, at its sole cost, shall provide and maintain insurance against the loss, theft, damage or destruction of the Rental equipment and parts. The coverage shall be in an amount not less than the new replacement price of the Rental equipment and parts. NOV shall provide equipment and parts prices at execution of this Agreement.

At the expiration of the applicable rental term, Buyer will at its sole cost return the Rental equipment to the facility designated by Seller, in working condition (reasonable wear and tear excepted). Upon receipt of the returned Rental equipment, Seller will service and inspect the Rental equipment. In the event Seller determines that the Rental equipment is materially damaged or not in working condition (reasonable wear and tear excepted), any service work required to bring the Rental equipment to good working condition will be charged back to the Buyer. Such charges may include service, inspection, and spare parts.

20.       GENERAL

Failure of Buyer or Seller to enforce any of the terms and conditions of this Agreement shall not prevent a subsequent enforcement of such terms and conditions or be deemed a waiver of any subsequent breach. Should any provisions of this Agreement, or portion thereof, be unenforceable or in conflict with applicable governing country, state, province, or local laws, then the validity of the remaining provisions, and portions thereof, shall not be affected by such unenforceability or conflict, and this Agreement shall be construed as if such provision supersedes all prior oral or written agreements or representations. Buyer acknowledges that it hast not relied on any representations other than those contained in this Agreement. This Agreement shall not be varied, supplemented, qualified, or interpreted by any prior course of dealing between the parties or by any usage of trade and may only be amended by an agreement executed by an authorized representative of each party.

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SECURITY AGREEMENT

RANGER ENERGY SERVICES, LLC, a Delaware limited liability company, and RANGER ENERGY LEASING, LLC, a Delaware limited liability company (herein collectively called “Debtor”), whose address is 800 Gessner, Suite 1000, Houston, Texas 77024, and NATIONAL OILWELL VARCO, L.P. (“Secured Party”), whose address is c/o 7909 Parkwood Circle Drive, Houston, Texas 77036, Attention: General Counsel agree as follows:

ARTICLE 1
Creation of Security Interest

In order to secure the prompt and unconditional payment of the indebtedness herein referred to and the performance of the obligations, covenants, agreements and undertakings herein described, Debtor hereby grants to Secured Party a security interest in and mortgages, assigns, transfers, delivers, pledges, sets over and confirms to Secured Party all of Debtor’s remedies, powers, privileges, rights, titles and interests (including all power of Debtor, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to the Rigs (defined in Section 2.1 below) and related equipment and all component parts thereof and all appurtenances thereto (and any repurchase agreements now or hereafter relating to such Rigs); and all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of Debtor or Secured Party in respect of the foregoing). All of the properties and interests described in this Article are herein collectively called the “Collateral.” The inclusion of proceeds does not authorize Debtor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein. Secured Party’s security interest is limited solely in and to the Collateral and shall not extend to any other assets or property of Debtor whatsoever.

ARTICLE 2
Secured Indebtedness

2.1                               This Agreement is made to secure all of the following present and future debt and obligations:

(a)                                 All indebtedness or obligations now or hereafter owing by Debtor to Secured Party under the Agreement (the “Purchase Agreement”) described on Exhibit A hereto executed by and between Debtor and Secured Party providing for the sale by Secured Party to Debtor of the mobile rigs described on Exhibit A hereto (collectively, the “Rigs”), and any and all past, concurrent or future amendments, modifications, restatements and replacements of the Purchase Agreement. The parties hereto acknowledge that the Purchase Agreement was originally executed by RANGER ENERGY SERVICES, LLC, a Delaware limited liability company, and was thereafter assigned to and assumed by RANGER ENERGY LEASING, LLC, a Delaware limited liability company.

(b)                                 Any and all sums and the interest which accrues on them as provided in this Agreement which Secured Party may advance or which Debtor may owe Secured Party pursuant to this Agreement on account of Debtor’s failure to keep, observe or perform any of Debtor’s covenants under this Agreement.

2.2                               The term “Debt” means and includes all debt and obligations described or referred to in Section 2.1. The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Debtor or any other person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt (Debtor and each such other person or entity being herein called an “Obligor”) or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable, actual attorneys’ fees and any other reasonable, actual expenses incurred by Secured Party in enforcing the Purchase Agreement.

ARTICLE 3
Representations and Warranties

Debtor represents and warrants as follows:

(a)                                 Upon delivery and transfer of free and clear title to any applicable Rig as defined in the Purchase Agreement, Debtor will be the legal and equitable owner and holder of good and marketable title to the Collateral free of any adverse claim and free of any security interest or encumbrance except only for the security interest granted hereby in the Collateral and those other security interests (if any) expressly referred to or described in this Agreement (such warranty to supersede any provision contained in this Agreement limiting the liability of Debtor). Once Debtor obtains title of the Collateral from Secured Party, and until such time as the Debt is paid in full, Debtor agrees to defend the Collateral and its proceeds against all claims and demands of any person at any time claiming the Collateral, its proceeds or any interest in either. Debtor has not heretofore signed any financing statement directly or indirectly affecting the Collateral or any part of it which has not been completely terminated of record, and no such financing statement signed by Debtor is now on file in any public office except only those statements (if any) true and correct copies of which Debtor has actually delivered to Secured Party.

(b)                                 Debtor is a limited liability company organized under the laws of Delaware The address set forth at the beginning of this Agreement is (i) Debtor’s place of business if Debtor has only one such place of business, or (ii) Debtor’s chief executive office if Debtor has more than one place of business.

(c)                                  All of Debtor’s books and records with regard to the Collateral are maintained and kept at the address of Debtor set forth in this Agreement.

(d)                                 Debtor has never changed its name, whether by amendment of its organizational documents or otherwise, or the jurisdiction under whose laws Debtor is organized.

(e)                                  If Debtor is not a natural person, (i) Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and the Purchase Agreement, (ii) Debtor is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification necessary or desirable and (iii) Debtor’s execution, delivery and performance of this Agreement and the Purchase Agreement have been duly authorized by all necessary action under Debtor’s organizational documents and otherwise.

(f)                                   Debtor’s execution, delivery and performance of this Agreement and the Purchase Agreement do not and will not require (i) any consent of any other person or entity, or (ii) any consent, license, permit, authorization or other approval (including foreign exchange approvals) of any court, arbitrator, administrative agency or other governmental authority, or any notice to, exemption by, any registration, declaration or filing with or the taking of any other action in respect of, any such court, arbitrator, administrative agency or other governmental authority.

(g)                                  Neither execution or delivery of this Agreement or the Purchase Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof will (i) violate any constitutional provision, law or rule, or any regulation, order or decree of any governmental authority or the basic organizational documents of Debtor or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or cause a default under, any agreement, instrument, franchise, license or concession to which Debtor is a party or bound.

(h)                                 Debtor has duly and validly executed, issued and delivered this Agreement and the Purchase Agreement. This Agreement and the Purchase Agreement are Debtor’s valid and legally binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(i)                                     All information supplied to Secured Party, and all statements made to Secured Party by or on behalf of Debtor before, concurrently with or after Debtor’s execution of this Agreement are and will be true, correct, complete, valid and genuine in all material respects. Each of Debtor’s financial statements furnished to Secured Party fairly present the financial condition of Debtor as of its date and for the period then ended. No material adverse change has occurred in the financial condition reflected in any such statement since its date.

(j)                                    Debtor has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for taxes being diligently contested in good faith and for payment of which adequate reserves have been set aside.

(k)                                 There is no action, suit or proceeding pending—or, to the best of Debtor’s knowledge, threatened—against or affecting Debtor or the Collateral, at law or in equity, or before or by any governmental authority, which would reasonably be expected to result in any material adverse change in Debtor’s business or financial condition or in the Collateral.

(l)                                     Debtor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, in the payment of any debt for borrowed money in an aggregate amount equal to or greater than $100,000 or under any agreement or other papers evidencing or securing any such debt.

(m)                             Debtor is not a party to any contract or agreement which materially and adversely affects its business, property, assets or financial condition.

(n)                                 Debtor is now solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or—to Debtor’s knowledge—against Debtor. Debtor’s liabilities and obligations under this Agreement and the Purchase Agreement do not and will not render Debtor insolvent, cause Debtor’s liabilities to exceed Debtor’s assets or leave Debtor with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

(o)                                 No representation or warranty contained in this Agreement or the Purchase Agreement and no statement contained in any certificate, schedule, list, financial statement or other papers furnished to Secured Party by or on behalf of Debtor contains—or will contain—any untrue statement of material fact.

(p)                                 Except as otherwise expressly permitted by this Agreement, the liens and security interests of this Agreement will constitute valid and perfected first and prior liens and security interests on the Collateral, subject to no other liens, security interests or charges whatsoever. The Collateral is free from damage caused by fire or other casualty.

(q)                                 Debtor possesses all material permits, licenses, patents, trademarks, tradenames and copyrights required to conduct its business.

(r)                                    Debtor is in material compliance with all applicable legal requirements and Debtor manages and operates (and will continue to manage and operate) its businesses in accordance with good industry practices.

ARTICLE 4
Covenants

4.1                               Debtor covenants and agrees with Secured Party as follows:

(a)                                 Debtor shall furnish to Secured Party such instruments as may be reasonably required by Secured Party to assure the transferability of the Collateral when and as often as may be requested by Secured Party.

(b)                                 Except as expressly provided to the contrary in the Purchase Agreement, Debtor will cause to be paid before delinquency all taxes, charges, liens and assessments heretofore or hereafter levied or assessed against the Collateral, or any part thereof, or against Secured Party for or on account of the Debt or the interest created by this Agreement.

(c)                                  If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, Debtor will give prompt written notice thereof to Secured Party and at Debtor’s own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings.

(d)                                 Debtor will, on request of Secured Party, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be commercially reasonable to carry out more effectively the purposes of this Agreement including specifically any renewals, additions, substitutions, replacements or appurtenances to the Collateral; and (iii) execute, acknowledge, deliver, any commercially reasonable document or instrument (including specifically any financing statement) deemed advisable by Secured Party to protect the security interest hereunder against the rights or interests of third persons, and Debtor will pay all reasonable, actual costs connected with any of the foregoing.

(e)                                  Notwithstanding the security interest in proceeds granted herein, Debtor will not, except as otherwise expressly permitted herein, sell, lease, exchange, lend, rent, assign, transfer or otherwise dispose of, or pledge, hypothecate or grant any security interest in, or permit to exist any lien, security interest, charge or encumbrance against, all or any part of the Collateral or any interest therein or permit any of the foregoing to occur or arise or permit title to the Collateral, or any interest therein, to be vested in any other party, in any manner whatsoever, by operation of law or otherwise, without the prior written consent of Secured Party. Debtor shall not, without the prior written consent of Secured Party, (i) acquire any such Collateral under any arrangement whereby the seller or any other person retains or acquires any security interest in such Collateral or (ii) return or give possession of any such Collateral to any supplier or any other person except in the ordinary course of business. Notwithstanding the foregoing, Secured Party hereby consents to a lease of Collateral by Ranger Energy Leasing, LLC, a Delaware limited liability company, to Ranger Energy Services, LLC, a Delaware limited liability company, so long as any such lease is made expressly subject to the security interests of Secured Party in and to such Collateral.

(f)                                   To the extent not prohibited by applicable law, Debtor will pay all reasonable actual out-of-pocket costs and expenses and reimburse Secured Party for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default shall have occurred, in connection with (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility secured by this Agreement, including legal, accounting, auditing, engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect the Purchase Agreement or this Agreement, (b) Secured Party’s evaluating, monitoring, administrating and protecting any of the Collateral and (c) Secured Party’s creating, perfecting and realizing upon Secured Party’s security interests in and liens on any of the Collateral, and all costs and expenses relating to Secured Party’s exercising any of its rights and remedies under the Purchase Agreement or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of any of the Collateral and all fees and expenses for any professional services relating to any of the Collateral or any operations conducted in connection with it; provided, that no right or option granted by Debtor to Secured Party or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on Secured

Party to supervise, monitor or control any aspect of the character or condition of any of the Collateral or any operations conducted in connection with it for the benefit of Debtor or any other person or entity other than Secured Party. Debtor agrees to indemnify, defend and hold Secured Party, its shareholders, directors, officers, agents, attorneys, advisors and employees (collectively “Indemnified Parties”) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys’ fees and amounts paid in settlement), imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from the Purchase Agreement or any transaction or event contemplated therein (except that such indemnity shall not be paid to any Indemnified Party to the extent such loss, etc. directly results from the negligence, gross negligence or willful misconduct of that Indemnified Party).

(g)                                  Debtor shall account fully and faithfully for and, if Secured Party so elects, shall promptly pay or turn over to Secured Party the proceeds but only up to the amount of the unpaid Debt, in whatever form received from the sale or disposition or realization in any manner of any of the Collateral. Debtor shall at all times keep the Collateral and its proceeds separate and distinct from other property of Debtor and shall keep accurate and complete records of the Collateral and its proceeds. Debtor shall, where applicable, at Debtor’s own expense take all reasonable and appropriate steps to enforce the collection of the Collateral and items representing proceeds thereof

(h)                                 Debtor shall from time to time at the request of Secured Party furnish Secured Party with a schedule of the Collateral constituting the Collateral, containing such information as Secured Party may reasonably specify, and a list of all those liable on checks, notes, drafts and other instruments representing the proceeds of any of the Collateral.

(i)                                     Debtor shall at all times keep accurate books and records reflecting all facts concerning the Collateral including those pertaining to Debtor’s warranties, representations and agreements under this Agreement. Upon reasonable request by Secured Party Debtor will make written designation on Debtor’s books and records to reflect thereon the assignment to Secured Party of the Collateral covered by this Agreement; provided, however, that the failure of Debtor and/or Secured Party to make such a written designation shall not affect the rights of Secured Party to any of the Collateral.

(j)                                    Debtor agrees to provide, maintain and keep in force casualty, liability and other insurance for that portion of the Collateral which is tangible personal property as required by the Purchase Agreement. Until the Debt has been paid in full, Debtor hereby assigns to Secured Party all of Debtor’s rights to collect any and all monies that may become payable under any insurance policies covering any part of the Collateral, or any risk to or about the Collateral. Foreclosure of this Agreement shall automatically constitute foreclosure upon all of Debtor’s rights, titles and interests in and to any policies of insurance insuring any part of or risk to the Collateral and any claims thereunder arising from post-foreclosure events. All proceeds of insurance which were paid for by Debtor or by anyone other than Secured Party or another holder of any of the Debt and which proceeds are actually received by Secured Party before foreclosure shall be applied in payment of the Debt or, at the option of Secured Party, shall be paid to Debtor or to such other person as is legally entitled to them. Except as otherwise provided in the Purchase Agreement, (a) Secured Party shall have no duty to Debtor or anyone else to either require or provide any insurance or to determine the adequacy or disclose any inadequacy of any insurance; and (b) if Secured Party elects at any time or for any reason to purchase insurance relating to the Collateral, unless otherwise provided in the Purchase Agreement, Secured Party shall have no obligation to cause Debtor or anyone else to be named as an insured, to cause Debtor’s or anyone else’s interests to be insured or protected or to inform Debtor or anyone else that his or its interests are uninsured or underinsured.

(k)                                 Debtor agrees to maintain its existence and to obtain and maintain all material franchises and permits necessary for it continuously to be in good standing in the State of Delaware with full power and authority to conduct its regular business and to own and operate its property until final termination of this Agreement.

(l)                                     Debtor will conduct its business in material compliance with all requirements of governmental and quasi-governmental authorities having jurisdiction over Debtor or the Collateral and will comply with and punctually perform all of the material covenants, agreements and obligations imposed upon it or the Collateral. Debtor will furnish to Secured Party copies of notices of non-compliance received by Debtor from each governmental and quasi-governmental authority within ten (10) days of the receipt thereof

(m)                             Immediately upon acquiring knowledge of any material adverse change in the assets, liabilities, financial condition, business, operations, affairs or circumstances of any Obligor, Debtor will notify Secured Party in writing thereof, setting forth the nature of such change in reasonable detail. Debtor will take, and will cause to be taken, all such steps as are necessary or appropriate to remedy promptly any such change.

(n)                                 Immediately upon acquiring knowledge thereof Debtor will notify Secured Party in writing within ten (10) days of the existence of any Event of Default, specifying the nature and duration thereof and what action Debtor has taken, is taking and proposes to take with respect thereto. In no event shall silence by Secured Party be deemed a waiver of a default or of an Event of Default. Debtor will take all such steps as are necessary or appropriate to remedy promptly any such default or Event of Default.

(o)                                 Immediately upon obtaining knowledge of the institution of any proceedings arising out of injury or damage to the Collateral, or any portion thereof, Debtor will notify Secured Party in writing of the pendency of such proceedings. Secured Party may participate in any such proceedings, and Debtor shall from time to time deliver to Secured Party all commercially reasonable instruments requested by it to permit such participation. Debtor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Secured Party, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.

(p)                                 Debtor shall at all times maintain proper books of record and account in accordance with sound accounting practice in which true, full and correct entries will be made of all its dealings and business affairs with respect to the Collateral, and will set aside on its books adequate reserves for depletion, depreciation, obsolescence and/or amortization of the Collateral which, in accordance with sound accounting practice, should be set aside. Secured Party shall be entitled to have such books examined at any time by Secured Party’s agents, with respect to the Collateral only.

(q)                                 Debtor will not change its address, location, name, identity or, if applicable, structure or the jurisdiction under whose laws Debtor is organized without notifying Secured Party of such change in writing at least thirty (30) days before the effective date of such change and unless Debtor shall have taken such action, satisfactory to Secured Party, to have caused the security interest of Secured Party in the Collateral to be at all times fully perfected and in full force and effect.

4.2                               If Debtor should fail to comply with any of its agreements, covenants or obligations under this Agreement or the Purchase Agreement, then Secured Party (in Debtor’s name or in Secured Party’s own name) may perform them or cause them to be performed for Debtor’s account and at Debtor’s expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Secured Party shall be Debtor’s obligations to Secured Party due and payable on demand and each shall bear interest from the date Secured Party pays it until the date Debtor repays it to Secured Party, at the rate of 3.7% per annum. Upon making any such payment or incurring any such expense, Secured Party shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by Debtor to Secured Party pursuant to this or any other provision of this Agreement shall automatically and without notice be and become a part of the Debt and shall be secured by this and all other instruments securing the Debt. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Secured Party or any of Secured Party’s officers or agents. The exercise of the privileges granted to Secured Party in this Section shall in no event be considered or constitute a cure of the default or a waiver of Secured Party’s right at any time after an Event of Default to declare the Debt to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Purchase Agreement and of all rights given Secured Party by law.

ARTICLE 5
[Intentionally Left Blank]

ARTICLE 6
Events of Default

The occurrence of any of the following events shall constitute an Event of Default (herein so called) under this Agreement:

(a)                                 any part of the Debt is not paid when due.

(b)                                 Debtor fails to perform, observe or comply with—or defaults under—any of the terms, covenants, conditions or provisions contained in this Agreement or the Purchase Agreement, and such failure shall remain uncured or unwaived for a period of thirty (30) days.

(c)                                  any representation or warranty made in this Agreement or the Purchase Agreement or in any other report or other paper now or hereafter provided to Secured Party pursuant or incident to this Agreement or the Purchase Agreement or the Debt proves to have been untrue or misleading in any material respect as of the date made or deemed made.

(d)                                 Debtor: (i) voluntarily suspends transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver or trustee for any such party or for any substantial portion of its property; or (vi) make an assignment to an agent authorized to liquidate any substantial part of its assets.

(e)                                  in respect of Debtor: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor’s arrangement of any such party; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such party or for any substantial portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the property of any such party and such petition seeking liquidation, reorganization or a creditor’s arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after its entry or levy.

(f)                                   the dissolution, liquidation or termination of Debtor.

(g)                                  any action, suit or proceeding shall be commenced against or affecting Debtor or involving the validity or enforceability of this Agreement or the Purchase Agreement, at law or in equity, or before any governmental authority, which impairs or would impair Secured Party’s ability to collect the Debt when due or the enforceability of this Agreement or the Purchase Agreement.

(h)                                 Debtor shall be prevented or relieved by any governmental authority from performing or observing any material term, covenant or condition of this Agreement or the Purchase Agreement.

(i)                                     Debtor shall be in default under or in violation of any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or interpretation of any of them) of the United States of America, any State of the United States of America or any political subdivision of any of them, or of any agency, department, commission, board, bureau or court or other tribunal having jurisdiction over any such party or any such party’s property, which violation would reasonably be expected to have a material adverse effect on the Collateral or Debtor’s interest in it.

(j)                                    Debtor shall claim—or any court shall find or rule—that Secured Party does not have a valid lien on any security which may have been provided by Debtor.

(k)                                 the sale, encumbrance or abandonment (except as otherwise expressly agreed to in writing by Secured Party) of the Collateral, securing the Debt, the making of any levy, seizure or attachment of the Collateral or the loss, theft, substantial damage or destruction of the Collateral.

ARTICLE 7
Remedies in Event of Default

7.1          Upon the occurrence and during the continuation of an Event of Default:

(a)           Secured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral.

(b)           Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefor any of the Debt and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable or is required by applicable law so to do, (i) to disclaim and to refuse to give any warranty, and (ii) to impose such other limitations or conditions in connection with any such sale as Secured Party deems reasonably necessary or advisable in order to comply with applicable law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party deems reasonably necessary or advisable in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Secured Party shall give Debtor written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party’s intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Each Obligor, to the extent applicable, shall remain liable for any deficiency.

(c)           Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas and in conjunction with, in addition to or in substitution for those rights and remedies:

(i)            Secured Party may require Debtor to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

(ii)           it shall not be necessary that Secured Party take possession of the Collateral or any part thereof before the time that any sale pursuant to the provisions of this Article is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(iii)          before application of proceeds of disposition of the Collateral to the Debt, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Secured Party, each Obligor, to the extent applicable, to remain liable for any deficiency; and

(iv)          the sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the Debt, this Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

(v)           in the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vi)          any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of any indebtedness or as to the occurrence of any default, or as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the Collateral to be sold having been duly given, as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(vii)         Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party.

7.2          All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other instrument securing the payment of the Debt or any part thereof, or otherwise benefiting Secured Party, and the resort to any remedy provided for hereunder or under any such other instrument or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

7.3          In the event that Debtor or any other Obligor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Secured Party is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under this Agreement or the Purchase Agreement against the security for the Debt, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Debtor hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Secured Party to lift such stay. Debtor expressly acknowledges that the Collateral is security for the Debt, and is not now, and will never be, necessary to any plan of reorganization of any type.

ARTICLE 8
Additional Agreements

8.1          Subject to the automatic reinstatement provisions of Section 8.23 below, upon full payment of the Deb, all rights under this Agreement shall terminate and the Collateral shall become wholly clear of the security interest evidenced hereby, and upon written request by Debtor such security interest shall be released by Secured Party in due form and at Debtor’s cost.

8.2          Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party may remedy any default without waiving the default remedied. The failure by Secured Party to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Secured Party of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances. Acceptance by Secured Party of any payment in an amount less than the amount then due on the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

8.3          Secured Party may at any time and from time to time in writing (a) waive compliance by Debtor with any covenant herein made by Debtor to the extent and in the manner specified in such writing; (b) consent to Debtor’s doing any act which hereunder Debtor is prohibited from doing, or consent to Debtor’s failing to do any act which hereunder Debtor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Collateral, or any interest therein, from the security interest of this Agreement; or (d) release any party liable, either directly or indirectly, for the Debt or for any covenant herein or in any other instrument now or hereafter securing the payment of the Debt without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Secured Party hereunder except to the extent specifically agreed to by Secured Party in such writing.

8.4          Secured Party shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral.

8.5          The security interest and other rights of Secured Party hereunder shall not be impaired by any indulgence, moratorium or release granted by Secured Party, including but not limited to (a) any renewal, extension or modification which Secured Party may grant with respect to the Debt, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may grant in respect of any item of the Collateral, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of the Debt.

8.6          Secured Party may call at Debtor’s place or places of business at intervals to be determined by Secured Party and, without hindrance or delay, inspect, audit, check and make extracts from and copies of the books, records, journals, orders, receipts, correspondence and other data relating to the Collateral, and Debtor shall assist Secured Party in such actions. Notwithstanding any language contained in this Section to the contrary, Secured Party shall exercise the rights set forth in this Section in a manner so as to not interfere with Debtor’s normal business operations.

8.7          A pdf, scan, electronic, photographic or other accurate and complete reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement.

8.8          Debtor will cooperate with Secured Party’s efforts to cause all financing statements and continuation statements relating hereto to be recorded, filed, rerecorded and refiled in such manner and in such places as Secured Party chooses. Debtor hereby authorizes Secured Party to file all such financing statements and to take such other measures as Secured Party may deem necessary or appropriate to perfect any security interests created hereunder in and to the Collateral.

8.9          In the event the ownership of the Collateral or any part thereof becomes vested in a person other than Debtor, Secured Party may, without notice to Debtor, deal with such successor or successors in interest with reference to this Agreement and to the Debt in the same manner as with Debtor, without in any way vitiating or discharging Debtor’s liability hereunder or upon the Debt. No sale of the Collateral, and no forbearance on the part of Secured Party and no extension of the time for the payment of the Debt given by Secured Party shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Debtor hereunder for the payment of the Debt or the liability of any other person hereunder for the payment of the Debt, except as agreed to in writing by Secured Party.

8.10        If any part of the Debt cannot be lawfully secured by this Agreement, or if the lien, assignments and security interests of this Agreement cannot be lawfully enforced to pay any part of the Debt, then and in either such event, at the option of Secured Party, all payments on the Debt shall be deemed to have been first applied against that part of the Debt.

8.11        This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Debtor and Secured Party. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

8.12        Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by personal delivery with receipt, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the addresses shown herein (and if so given, shall be deemed given on the second business day after mailing). Debtor’s address for notice may be changed at any time and from time to time, but only after ten (10) days’ advance written notice to Secured Party and shall be the most recent such address furnished in writing by Debtor to Secured Party. Secured Party’s address for notice may be changed at any time and from time to time, but only after ten (10) days’ advance written notice to Debtor and shall be the most recent such address furnished in writing by Secured Party to Debtor. Actual notice, however and from whomever given or received, shall always be effective when received.

8.13        This Agreement shall be binding upon Debtor, and the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of Debtor, including all successors in interest of Debtor in and to all or any part of the Collateral, and shall benefit Secured Party and its successors and assigns.

8.14        If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Secured Party for having bargained for and obtained it.

8.15        Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with such request shall not of itself be deemed a failure to have exercised reasonable care, and no failure of Secured Party to take any action so requested by Debtor shall, in and of itself, be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral, nor shall any duty or responsibility whatsoever rest upon Secured Party to take any steps to preserve rights against prior parties or to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Secured Party, its successors and assigns, being to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party and, at Secured Party’s option, to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon any of the Debt or to hold the same for the account and order of Debtor.

8.16        The pronouns used in this Agreement are in the masculine and neuter genders but shall be construed as feminine, masculine or neuter as occasion may require. “Secured Party”,

“Obligor” and “Debtor” as used in this Agreement include the heirs, devisees, executors, administrators, personal representatives, trustees, beneficiaries, conservators, receivers, successors and assigns of those parties. When this Agreement is executed by more than one person, corporation or other legal entity, it shall be construed as though “Debtor” were written “Debtors” and as though the pronoun and verbs were changed to correspond; and in such case (a) each of Debtors shall be bound jointly and severally with one another to keep, observe and perform the covenants, agreements, obligations and liabilities imposed by this Agreement upon the “Debtor”, (b) a release of one or more persons, corporations or other legal entities comprising “Debtor” shall not in any way be deemed a release of any other person, corporation or other legal entity comprising “Debtor”, and (c) a separate action hereunder may be brought and prosecuted against one or more of the persons, corporations or other legal entities comprising “Debtor” without limiting any liability or impairing Secured Party’s right to proceed against any other person, corporation or other legal entity comprising “Debtor”.

8.17        The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement. Terms used in this Agreement which are defined in the Texas Uniform Commercial Code are used with the meanings as therein defined. Wherever the term “including” or a similar term is used in this Agreement, it shall be read as if it were written “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”

8.18        Harris County, Texas shall be a proper place of venue for suit on or in respect of this Agreement. Debtor irrevocably agrees that any legal proceeding in respect of this Agreement shall be brought in the United States District Court for the Southern District of Texas, Houston Division. (collectively, the “Specified Courts”). Debtor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Debtor further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Debtor at its address as provided in this Agreement or as otherwise provided by Texas law. Nothing herein shall affect the right of Secured Party to commence legal proceedings or otherwise proceed against Debtor in any jurisdiction or to serve process in any manner permitted by applicable law. Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

8.19        Debtor agrees that, if at any time all or any part of any payment previously applied by Secured Party to the Debt is or must be returned by Secured Party—or recovered from Secured Party—for any reason (including the order of any bankruptcy court), this Agreement shall automatically be reinstated to the same effect, as if the prior application had not been made, and, in addition, Debtor hereby agrees to indemnify Secured Party against, and to save and hold Secured

Party harmless from any required return by Secured Party—or recovery from Secured Party—of any such payments because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

8.20        This Agreement and the Purchase Agreement embody the entire agreement and understanding between Secured Party and Debtor with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Debtor acknowledges and agrees there is no oral agreement between Debtor and Secured Party which has not been incorporated in this Agreement and the Purchase Agreement.

8.21        This Agreement amends and restates that certain Security Agreement dated as of February 23. 2017 executed by and between Secured Party and RANGER ENERGY SERVICES, LLC, a Delaware limited liability company.

Secured Party:	NATIONAL OILWELL VARCO, L.P.

	By:	NOW Oilfield Services, LLC, its general partner

		By:	/s/Scott B. Livingston
		Name:	Scott B. Livingston
		Title:	Sr. VP, NOV

Exhibit A - Collateral

[Signature Page for Security Agreement]

EXECUTED as of April 28, 2017.

Debtor:	RANGER ENERGY SERVICES, LLC, a Delaware limited liability company

	By:	/s/ Darron Anderson
	Name:	Darron Anderson
	Title:	Chief Executive Officer

RANGER ENERGY LEASING, LLC, a Delaware limited liability company

	By:	/s/Darron Anderson
	Name:	Darron Anderson
	Title:	Chief Executive Officer

[Signature Page for Security Agreement]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

EXHIBIT A

PURCHASE AGREEMENT dated as of February 22, 2017, executed by and between National Oilwell Varco, L.P., acting through it mobile rig group, a Delaware limited partnership, and Ranger Energy Services, LLC, a Delaware limited liability company (and thereafter assigned to and assumed by Ranger Energy Leasing, LLC, a Delaware limited liability company), providing for the purchase of certain mobile rig packages including base beams, mud tanks, mud pumps, pipe racks and other add ons, including without limitation the following:

Item	Mfg#	Model (Mobile Rig)	Description	Engine/Transmission	Drawworks	Mast	Serial Number	VIN	Purchase Price per Mobile Rig Package	Actual Delivery Date
1	31727	5C	R&J 5CH	DD Series 60 – 500 HP/Allison 4700 OFS	D500BB with Parmac	104’ – 250k	15-006	1K91AVHM6F3208875 –	*****	March 1, 2017
2	31797	5C	R&J 5CH	DD Series 60 – 500 HP/Allison 4700 OFS	D500BB with Parmac	104’ – 250k	14-045	1K91AVHM5E3208748	*****	March 31, 2017
3	31800	5C	R&J 5CH	DD Series 60 – 500 HP/Allison 4700 OFS	D500BB with Parmac	104’ – 250k	17-004	1k91AVHMXF3208777	*****	April 2017*
4	31801	5C	R&J 5CH	DD Series 60 – 500 HP/Allison 4700 OFS	D500BB with Parmac	104’ – 250k	17-006	1K91AVHM1F32908778	*****	April 2017*
5	31903	5C	R&J 5CH	DD Series 60 – 500 HP/Allison 4700 OFS	D500BB with Parmac	104’ – 250k	17-008	1H91AKDB5H1674422	*****	April 2017*
6	31804	5C	R&J 5CH	DD Series 60 – 500 HP/Allison 4700 OFS	D500BB with Parmac	104’ – 250k	16-002	1K91AVHM1F3208781 ( out rigger rig)	*****	April 2017*

*Estimated delivery dates only